urban-gro, Inc. Receives Nasdaq Notification of
Non-Compliance with Listing Rule 5250(c)(1)

LAFAYETTE, Colo., May 23, 2025 – urban-gro, Inc. (NASDAQ: UGRO) ("urban-gro" or the "Company"), an integrated professional services and Design-Build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and other commercial sectors, today announced that the Company received a notice (the "Notice") from The Nasdaq Stock Market LLC ("Nasdaq") on May 21, 2025, stating that because the Company had not yet filed its its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “Form 10-Q”) and its Annual Report on Form 10-K for the fiscal quarter ended December 31, 2024 (the “Form 10-K”), the Company continues to be out of compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

This notification has no immediate effect on the listing of the Company's common stock on the Nasdaq Capital Market.

As disclosed in the Current Report on Form 8-K filed by the Company on August 14, 2024, the Company’s audit committee, in consultation with the Company’s independent public accounting firm, concluded that, as a result of inadvertent errors in the accounting for deferred tax liabilities associated with historical share-purchase acquisitions made by the Company, it was appropriate to restate the Company’s previously issued financial statements for certain prior quarterly and annual periods. The restated financial statements were completed and filed by February 19, 2025. As disclosed in the Current Report on Form 8-K filed by the Company on April 18, 2025, as a result of delays due to the preparation, review and filing of the restatements described above, which required significant management attention and expenditures, and turnover in the Company’s finance department, the Company has been delayed in its preparation and related audit of its financial statements for the fiscal year ended December 31, 2024 and the Form 10-K for that period, as well as the financial statements for the fiscal quarter ended March 31, 2025 and the Form 10-Q for that period. Consequently, the Company was unable to complete its unaudited condensed consolidated financial statements and file the Form 10-Q by the prescribed due date for such filing, and has not filed the Form 10-K by its prescribed due date.

The Notice states that the Company has 60 calendar days from April 16, 2025, or until June 16, 2025, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. The Company intends to file the Form 10-K as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may, at its discretion, grant the Company up to 180 days from the prescribed due date for filing the Form 10-K, or until October 13, 2025, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture ("CEA"), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, the expected scope of the material misstatements identified in this press release and the expected timing of filing the Form 10-K for the Company's annual report of 2024 and the form 10Q for the first quarter of 2025. These and other forward-looking statements are based on the current expectations, forecasts, beliefs and assumptions of the Company's management and are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to meet the other continued listing rules of Nasdaq and whether Nasdaq exercises its discretion, if necessary, to grant an extension period based on any plan of compliance we submit. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:
Jeff Sonnek - ICR, Inc.
(720) 730-8160
investors@urban-gro.com

Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com

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